EXHIBIT 10.43

AMENDMENT TO THE A.M. CASTLE & CO.
SUPPLEMENTAL 401(k) SAVINGS AND RETIREMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2009

Pursuant to rights reserved under Section 5.1 of the A.M. Castle & Co. Supplemental 401(k) Savings And Retirement Plan, as amended and restated effective as of January 1, 2009 (the “Plan”), A.M. Castle & Co. amends the Plan as follows:

Section 3.2(a) of the Plan is amended by deleting the phrase “immediately preceding the Plan Year”, effective January 1, 2015.

This Amendment has been executed this 8th day of October, 2015.

A.M. CASTLE & CO.
ADMINISTRATION COMMITTEE

/s/ Jeffrey S. Torf
By:	Jeffrey S. Torf
Title:	Administration Committee Chairman

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